EXHIBIT 99.1
                                                                    ------------


       DATAWATCH CORPORATION REPORTS RESULTS FOR THIRD QUARTER FISCAL 2005

  REVENUE GROWS 19% IN THIRD QUARTER, AND 10% FOR THE NINE MONTHS YEAR-TO-DATE


LOWELL, MA - JULY 25, 2005 -- Datawatch Corporation (NASDAQ: DWCH), a leading provider of business intelligence, data transformation and IT support solutions, today announced results for its third fiscal quarter of 2005.

     Revenues for the quarter ended June 30, 2005 were $5,619,000, up by 19% when compared to $4,709,000 for the quarter ended June 30, 2004. Net income for the third quarter fiscal 2005 was $330,000 or $0.06 per diluted share, compared to net income of $100,000, or $0.02 per diluted share, for the third quarter fiscal 2004.

     Revenues for the nine months ended June 30, 2005 were $15,815,000, up by 10.5% when compared to $14,311,000 for the nine months ended June 30, 2004. Net income for the nine months ended June 30, 2005 was $183,000 or $0.03 per diluted share, compared to net income of $819,000, or $0.14 per diluted share, a year ago.

     As of June 30, 2005, the Company had $4.4 million in cash and marketable securities, an increase of $0.8 million or 23% from the second quarter, and no long-term debt.

     Commenting on the third quarter's results, president and CEO Robert Hagger said, "We are excited by the progress being made at Datawatch. A good result was achieved in our third fiscal quarter by significant improvements to revenue and net income, compared to the same period last year"

     "The increase in sales is attributable mainly to license revenue generated by the successful launch of Monarch V8. Monarch is used in 95% of the Fortune 1,000 companies as a desktop report-mining tool for legacy data. Now with added capabilities to easily extract, analyze and export data from PDF files, as well as HTML files, reports, databases and spreadsheets, the market for this product has expanded. The new version was launched late in March 2005, prior to our successful user conference in San Diego, California".

     "Revenue from Enterprise-scale Business Intelligence and Service Management products was up by only 3% compared to the same quarter last year, partly due to a shift from our traditional licensing model towards a subscription licensing model. In spite of this shift, recognized revenue increased by 7% for the fiscal year-to-date. Nine new subscription orders were taken in the quarter, helping to add to the growing subscription revenue stream of $129,000 for the quarter as compared to $3,000 in the same period last year, and $307,000 year-to-date versus $10,000 last year. We continue to invest in growing the business over the medium term. Sales and marketing expenses for the first nine months of this fiscal year was $6.5 million versus $5.5 million a year ago, and research and development expenses increased $681,000. We are very pleased by this quarter's results and satisfied with our year-to-date position."

     Datawatch previously announced that the Company will present and discuss its third quarter of fiscal 2005 results today at 2 p.m. EDT in a live conference call broadcast via the Internet at http://www.vcall.com/CEPage.asp?ID=92615. Listeners are recommended to go to the website at least 15 minutes early to register and download any necessary audio software. An archived replay of the broadcast will be available for 30 days at the same location.


ABOUT DATAWATCH CORPORATION

     Datawatch Corporation helps organizations easily access, integrate, store, distribute and analyze information inside and outside the enterprise. From shared services and productivity portals to help desk and business problem management, Datawatch Corporation provides solutions that allow organizations to fully leverage their existing infrastructures to solve their business needs. Datawatch products are used in more than 20,000 companies, institutions and government agencies worldwide.

     The corporate address for Datawatch is 175 Cabot Street, Suite 503, Lowell, MA 01854-3633; telephone (978) 441-2200. More information on Datawatch and its solutions can be found at www.datawatch.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the uncertainty of the current economic climate; risks associated with fluctuations in quarterly operating results; Datawatch's dependence on its principal products; risks associated with the Company's recently introduced subscription sales model; risks associated with international sales; risks associated with distributor sales; risks associated with acquisitions; an unfavorable result in any litigation; market acceptance of new products; dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Form 10-K for the year ended September 30, 2004. Any forward- looking statements should be considered in light of those factors.


Datawatch Contact:
     Larry Bouchie, (978) 275-8264
     larry_bouchie@datawatch.com

                              DATAWATCH CORPORATION
                 Condensed Consolidated Statement of Operations
                  Amounts in Thousands (except per share data)

                                               Three Months Ended June 30,    Nine Months Ended June 30,
                                                    2005        2004               2005        2004
                                                  -------     -------            -------     -------
REVENUE:
  Software licenses and subscriptions             $ 3,758     $ 2,933            $10,282     $ 9,371
  Maintenance and services                          1,861       1,776              5,533       4,940
                                                  -------     -------            -------     -------
           Total Revenue                            5,619       4,709             15,815      14,311
                                                  -------     -------            -------     -------

COSTS AND EXPENSES:
  Cost of software licenses and subscriptions         699         591              1,859       1,981
  Cost of maintenance and services                    823         681              2,579       1,954
  Sales and marketing                               2,168       2,021              6,530       5,515
  Engineering and product development                 514         311              1,613         932
  General and administrative                        1,095         986              3,110       3,089
                                                  -------     -------            -------     -------
           Total costs and expenses                 5,299       4,590             15,691      13,471
                                                  -------     -------            -------     -------
INCOME FROM OPERATIONS                                320         119                124         840
Other income (expense), net                            10          (2)                59           2
                                                  -------     -------            -------     -------
INCOME BEFORE INCOME TAXES                            330         117                183         842
Provision for income taxes                           --            17               --            23
                                                  -------     -------            -------     -------
NET INCOME                                        $   330     $   100            $   183     $   819
                                                  =======     =======            =======     =======

Net income per share - Basic                      $  0.06     $  0.02            $  0.03     $  0.16
                                                  =======     =======            =======     =======
Net income per share - Diluted                    $  0.06     $  0.02            $  0.03     $  0.14
                                                  =======     =======            =======     =======

Weighted-Average
  Shares Outstanding - Basic                        5,314       5,294              5,308       5,256
                                                  =======     =======            =======     =======
Weighted-Average
  Shares Outstanding - Diluted                      5,806       5,830              5,808       5,758
                                                  =======     =======            =======     =======



                              DATAWATCH CORPORATION
                      Condensed Consolidated Balance Sheet
                              Amounts in Thousands

                                                    June 30,     September 30,
                                                      2005           2004
                                                    --------     -------------

  Cash and equivalents                               $ 4,359        $ 4,261
  Accounts receivable, net                             3,905          3,640
  Inventories                                             50             68
  Prepaid expenses                                       602            646
                                                     -------        -------
     Total current assets                              8,916          8,615
                                                     -------        -------

Property and equipment, net                              425            434
Other intangible assets, net                           3,264          3,580
                                                     -------        -------
                                                     $12,605        $12,629
                                                     =======        =======


  Accounts payable and accrued expenses              $ 2,953        $ 3,165
  Deferred revenue                                     2,901          2,903
  Escrow for Mergence shareholders                       128            125
                                                     -------        -------
     Total liabilities                                 5,982          6,193
                                                     -------        -------

     Total shareholders' equity                        6,623          6,436
                                                     -------        -------
                                                     $12,605        $12,629
                                                     =======        =======